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                                                                    EXHIBIT 10.8



                                 PROMISSORY NOTE

$___________                                Dated:  ______________

        FOR VALUE RECEIVED, the undersigned ____________ promises to pay to the order of PLX Technology, Inc. ("PLX"), a California corporation, the principal sum of _______________($__________) with interest (6% compounded annually) from the date hereof on the unpaid principal at the minimum rate necessary, under any applicable provision of the Internal Revenue Code of 1954, as amended, to avoid the treatment as interest of any amounts other than amounts stated to be interest pursuant to the terms of this Note. The entire unpaid balance of the principal, together with all accrued interest, shall be payable on the earlier to occur of the following:

        (a)    ______________ or

        (b) The effectiveness of a registration statement filed under the Securities Act of 1933, as amended, covering securities of PLX pursuant to which such securities may be offered and sold to the public provided, however, that if the undersigned is restricted (by the "Market Stand-Off Agreement" executed this date, or otherwise) from selling a sufficient number of shares of Common Stock to covert the unpaid principal and interest balance then due under this Note, then the amount of unpaid principal and interest that would become due under this subparagraph (b) shall be reduced to the amount that would be covered by sale of shares then allowed to be sold.

        If payment is not made when due, and if action be instituted on this Note, the undersigned agrees to pay reasonable attorney's fees and costs of suit as fixed by court.

        The undersigned shall have the night to prepay all or any part of the unpaid principal amount of this Note without premium at any time prior to the maturity hereof on ten (10) days' prior written notice.

        This Note is originally secured by a pledge of ____________ (________) shares of Common Stock of PLX pursuant to the terms of a Pledge Agreement of even date herewith avouch is on file with the Secretary of PLX, and which is attached hereto as Appendix A.

        IN WITNESS WHEREOF, the undersigned has caused this Note to be signed, dated and delivered as of the day and year first above written.


                                             ___________________________________


Accepted:

PLX Technology, Inc.


By: _______________________________
    ___________________, Secretary


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                           MARKET STAND-OFF AGREEMENT

In consideration of the issuance and sale to the undersigned by PLX Technology, Inc., (the "Company") of _______________(________) shares of Common Stock the undersigned ("Shareholder") hereby agrees that, if requested by the Company and the underwriter managing the, offering of Common Stock (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by Purchaser, without the prior consent of the Company or of such underwriter during any period requested by the Company and such underwriter (not to exceed on hundred fifty (150) days) following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, provided that: (a) it is the first such registration statement of the Company including shares (or securities) to be sold on its behalf to the public in an underwritten offering; and (b) all officers and directors of the Company enter into similar agreements.

Shareholder acknowledges that the Company may impose stop-transfer instruction with respect to the shares (or securities) subject to the foregoing restrictions until the end of said period.


                                             SHAREHOLDER


                                             By: